MINFILE Number: 082FSW204 **Name:** GOLD HILL **Status:** Past Producer

Production Year	Tonnes Mined	Tonnes Milled	Commodity	Grams Recovered	Kilograms Recovered
1942	5	0	Silver	467	
			Gold	342	
1934	12	0	Silver	404	
			Gold	156	
1932	2	0	Silver	156	
			Gold	62	

Summary Totals

MINFILE Number: 082FSW204 **Name:** GOLD HILL **Status:** Past Producer

	Metric	Imperial
Mined	19 tonnes	20 tons
Milled	0 tonnes	0 tons

Recovery:

	Metric	Imperial
Silver	1,027 grams	33 ounces
Gold	560 grams	18 ounces

Comments: